Exhibit 99.2

Sage Therapeutics Prices Public Offering of Common Stock

CAMBRIDGE, Mass., February 25, 2019 – Sage Therapeutics (NASDAQ:SAGE), a clinical-stage biopharmaceutical company developing novel medicines to treat life-altering central nervous system (CNS) disorders, today announced the pricing of an underwritten public offering of 3,333,334 shares of its common stock at a public offering price of $150.00 per share. The gross proceeds to Sage Therapeutics from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $500 million. The offering is expected to close on or about February 27, 2019, subject to the satisfaction of customary closing conditions. In addition, Sage has granted the underwriters a 30-day option to purchase up to an additional 500,000 shares of its common stock.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The shares are being offered by Sage pursuant to an automatically effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) on December 18, 2018. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on February 25, 2019. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov.

When available, copies of the final prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting one of the following: Goldman Sachs & Co. LLC, at Prospectus Department, 200 West Street, New York, New York 10282, by telephone at 866-471-2526, by facsimile at 212-902-9316 or by e-mail at prospectus-ny@ny.email.gs.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 866-803-9204. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sage Therapeutics

Sage Therapeutics is a clinical-stage biopharmaceutical company committed to developing novel medicines to transform the lives of patients with life-altering CNS disorders. Sage’s lead product candidate, ZULRESSO™ (brexanolone) injection, has completed Phase 3 clinical development for postpartum depression and a New Drug Application is currently under review with the U.S. Food and Drug Administration. Sage is developing a portfolio of novel product candidates targeting critical CNS receptor systems, including SAGE-217, which is in Phase 3 development in major depressive disorder and postpartum depression.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the completion and timing of the public offering of shares. These forward-looking statements are based on the current expectations of our management team as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, market risks and risks related to our ability to satisfy customary conditions related to closing of the offering. These and other risks are discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K, filed on February 19, 2019, and our periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:	Media Contact:
Paul Cox	Maureen L. Suda
617-299-8377	585-355-1134
paul.cox@sagerx.com	maureen.suda@sagerx.com